SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934
                                 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      SIMMONS FIRST NATIONAL CORPORATION
             (Name of Registrant as Specified in Its Charter)


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(Name of Person(s) Filing Proxy Statement if other than the
Registrant)

Payment of Filing Fee (Check the appropriate box):
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     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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              SIMMONS FIRST NATIONAL CORPORATION


March 21, 1997




Dear Shareholder:

It is our pleasure to enclose the 1996 Annual Report for your Corporation, which reflects superior financial performance. During 1996, our associates excelled in meeting the challenge of growth and austerity, while meeting the highest quality customer service standards. We hope you will find the reading of this report another pleasant experience.

Our Annual Shareholders' Meeting will be held the evening of Tuesday, April 22, 1997 at the Pine Bluff Convention Center. You and your spouse, or guest, are cordially invited to join us for dinner, which will be served at 6:30 p.m. The business meeting will follow at 7:45 p.m.

Your dinner reservation form is included on your proxy, which is also enclosed with your proxy statement and a return envelope for your convenience. Please read the Statement and return your Proxy and dinner reservation as promptly as possible.

We thank you again for your support, and we look forward to seeing you on April 22.

Sincerely,

/s/ J. Thomas May

J. Thomas May
Chairman, President and
Chief Executive Officer

JTM/ksw


                            NOTICE OF
                  ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation will be held at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, at 7:45 P.M., on Tuesday, April 22, 1997 for the following purposes:

     1. To fix at 10 the number of directors to be elected at the meeting;

     2. To elect 10 persons as directors to serve until the next annual shareholders' meeting and until their successors have been duly elected and qualified;

     3. To amend the Articles of Incorporation to reduce the par value of the Class A Common Stock of the Company from $5.00 per share to $1.00 per share.

     4.   To ratify the adoption of the Simmons First National
          Corporation Executive Stock Incentive Plan; and

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on February 28, 1997, will be entitled to vote at the meeting.


BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush

John L. Rush, Secretary
Pine Bluff, Arkansas
March 21, 1997



                  ANNUAL MEETING OF SHAREHOLDERS
                SIMMONS FIRST NATIONAL CORPORATION
                          P. O. Box 7009
                    Pine Bluff, Arkansas 71611

                         PROXY STATEMENT
              Meeting to be held on April 22, 1997
  Proxy and Proxy Statement furnished on or about March 21, 1997

     The enclosed proxy is solicited on behalf of the Board of Directors of Simmons First National Corporation (the "Company") for use at the annual meeting of the shareholders of the Company to be held on Tuesday, April 22, 1997, at 7:45 p.m., at the Banquet Hall of the Pine Bluff Convention Center, Pine Bluff, Arkansas, or at any adjournment or adjournments thereof. When such proxy is properly executed and returned, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted in favor of the proposals set forth in the notice attached hereto.

                      REVOCABILITY OF PROXY

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted.

                 COSTS AND METHOD OF SOLICITATION

     The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

             OUTSTANDING SECURITIES AND VOTING RIGHTS

     At the meeting, holders of the $5.00 par value Class A common stock (the "Common Stock") of the Company, the only class of stock of the Company outstanding, will be entitled to one vote, in person or by proxy, for each share of the Common Stock owned of record, as of the close of business on February 28, 1997. On that date, the Company had outstanding 5,705,415 shares of the Common Stock; 892,387 of such shares were held by the Trust and Investment Management Group of Simmons First National Bank (the "Bank") in a fiduciary capacity, of which 67,680 shares will not be voted at the meeting. Hence, 5,637,735 shares will be deemed outstanding and entitled to vote at the meeting.

     All actions requiring a vote of the shareholders must be taken at a meeting in which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each proposal subject to a stockholder vote, other than the election of directors, approval requires that the votes cast for the proposal exceed the votes cast against it. The election of directors will be approved, if each director nominee receives a plurality of the votes cast. All proxies submitted will be tabulated by the Bank.

     With respect to the election of directors, a shareholder may withhold authority to vote for all nominees by checking the box "withhold authority for all nominees" on the enclosed proxy or may withhold authority to vote for any nominee or nominees by checking the box "withhold authority for certain nominees" and lining through the name of such nominee or nominees for whom the authority to vote is withheld as it appears on the enclosed proxy. The enclosed proxy also provides a method for shareholders to abstain from voting on each other matter presented. By abstaining, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

     An abstention or a broker non-vote, (i.e., when a shareholder does not grant his or her broker authority to vote his or her shares on non-routine matters) will have no effect on any item to be voted upon by the shareholders.

     In the event a shareholder executes the proxy but does not mark the ballot to vote (or abstain) on any one or more of the proposals, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such proposals. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this Proxy Statement, the Board of Directors has no knowledge of any such other matter which will come before the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, the number of shares owned by the named Executive Officers in the Summary Compensation Table and by all Directors and Executive Officers as a group.

Name and Address of Beneficial Owner    Shares Owned Beneficially(1)     Percent of Class
Simmons First National Corporation
     Employee Stock Ownership Trust .............        518,506(2)           8.91%
     501 Main Street
     Pine Bluff, AR 71601
John Hancock Advisers, Inc. .....................        313,500              5.39%
     101 Huntington Avenue
     Boston, MA 02199
Barry L. Crow(3) ................................         21,771                 *
J. Thomas May(4) ................................         44,147                 *
John L. Rush(5) .................................         19,368                 *
Donald W. Stone(6) ..............................         96,990              1.67%
All directors and officers
as a group (12 persons) .........................        426,054              7.32%
-------------

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     1 Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     2 The Simmons First National Corporation Employee Stock Ownership Plan ("ESOP") purchases, holds and disposes of shares of the Company's stock pursuant to a Plan under the terms of which the Executive Compensation and Retirement Committee direct the trustees of the Trust determine when, how many and upon what terms to purchase or dispose of such shares, other than by distribution under the Plan. Shares held by the Trust may be voted only in accordance with the written instructions of the beneficiaries of the Trust, who are all employees or former employees of the Company and its subsidiaries.

     3 Mr. Crow owned of record 3,348 shares; 9,423 shares were held in his fully vested account in the ESOP, 300 shares were held by his wife, and 8,700 shares were deemed held through exercisable incentive stock options.

     4 Mr. May owned of record 15,718 shares; 690 shares were owned by his son; 5,239 shares were held in his account in the ESOP; and 22,500 shares were deemed held through exercisable incentive stock options.

     5 Mr. Rush owned of record 3,372 shares; 7,896 shares were held in his fully vested account in the ESOP and 8,100 shares were deemed held through exercisable incentive stock options.

     6 Mr. Stone owned of record 5,955 shares; 39,102 shares were owned jointly with his mother; 33,627 shares were owned by his wife; 11,493 shares were held in his fully vested account in the ESOP; 2,313 shares were owned by trusts for his children in which Mr. Stone, as trustee, shares the power of disposition and voting; and 4,500 shares were deemed held through exercisable incentive stock options.

                      ELECTION OF DIRECTORS

     The Board of Directors of the Company recommends that the number of directors to be elected at the meeting be fixed at 10 and that the persons named below be elected as such directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified. Each of the persons named below is presently serving as a director of the Company for a term which ends on April 22, 1997, or such other date upon which a successor is duly elected and qualified.

     The proxies hereby solicited will be voted for the election of the nominees shown below, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy will be exercised to vote for the election of a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

     The table below sets forth the name, age, principal occupation or employment during the last five years, prior service as a director of the Company, the number of shares and percentage of the outstanding Common Stock beneficially owned, with respect to each director and nominee proposed, as reported by each nominee:

                           Principal                    Director    Shares       Percent
Name                  Age  Occupation(1)                 Since       Owned(2)    of Class


W. E. Ayres           66   Retired, formerly Chairman     1977      61,241(3)    1.05%
                           of the Company and the Bank

Ben V. Floriani       54   Chairman and Chief Executive   1988      18,024(4)       *
                           Officer, Simmons First Bank
                           of South Arkansas

C. Ramon Greenwood    69   President, Wave 9 Enterprises, 1991      17,022(5)       *
                           Inc. (management consultant)

Lara F. Hutt, III     61   President, Hutt Materials      1995(6)   37,354(7)       *
                           Materials Company, Inc.

George Makris, Jr.    40   President, M. K.               1997       8,721(8)       *
                           Distributors, Inc.
                           (Beverage Distributor)

J. Thomas May         50   Chairman, President and        1987      44,147(9)       *
                           Chief Executive Officer of
                           the Company;  Chairman
                           and Chief Executive Officer
                           of the Bank

David R. Perdue       62   Vice President, JDR, Inc.      1976      16,752          *
                           (Investments)

Harry L. Ryburn       61   Orthodontist                   1976      61,812(10)   1.06%

Donald W. Stone       65   Chairman, Simmons              1977      96,990(11)   1.67%
                           First Bank of Jonesboro

Henry F. Trotter, Jr. 58   President, Trotter            1995(12)   22,852(13)      *
                           Ford, Inc.
------------------

     * The shares beneficially owned represent less than 1% of the outstanding common shares.

     1 All persons have been engaged in the occupation listed for at least five years.

     2 Under the applicable rules, "beneficial ownership" of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

     3 Mr. Ayres owned of record 36,214 shares; 606 shares were owned jointly with his wife; 8,508 shares were owned by his wife; 15,913 shares were held in his fully vested account in the ESOP.

     4 Mr. Floriani owned of record 6,000 shares; 5,724 shares were held in his fully vested account in the ESOP; and 6,300 shares were deemed held through exercisable stock options.

     5 Mr. Greenwood owned of record 15,550 shares; 300 shares were owned by Wave 9 Enterprises, Inc., of which he is President; 300 shares were owned jointly with his wife; and 872 shares were owned by his wife.

     6 Prior to his election in 1995, Mr. Hutt has previously served as a director of the Company from 1976 through 1992. He has served continuously since 1976 as a director of the Bank.

     7 Mr. Hutt owned of record 30,354 shares; and 6,900 shares were owned by his wife.

     8 Mr. Makris owned of record 4,500 shares; 225 shares were held as custodian for a minor child; 900 shares were held in his wife's Individual Retirement Account and 3,096 shares were held in a trust under which Mr. Makris is trustee and has sole voting power.

     9 Mr. May owned of record 15,718 shares; 690 shares were owned by his son; 5,239 shares were held in his fully vested account in the ESOP; and 22,500 shares were deemed held through exercisable stock options.

     10 Dr. Ryburn is a general and limited partner in a family limited partnership which owns 61,812 shares.

     11 Mr. Stone owned of record 5,955 shares; 39,102 shares were owned jointly with his mother; 33,627 shares were owned by his wife; 11,493 shares were held in his fully vested account in the ESOP; 2,313 shares were owned by trusts for his children in which Mr. Stone, as trustee, shares the power of disposition and voting; and 4,500 shares were deemed held through exercisable stock options.

     12 Prior to his election in 1995, Mr. Trotter previously served as a director of the Company from 1973 through 1992. He has served continuously since 1973 as a director of the Bank.

     13 Mr. Trotter owned of record 14,332 shares; and 8,520 shares were owned by Bluff City Leasing, Inc., of which Mr. Trotter is President.

Committees and Related Matters

     Among the various committees of the Board of Directors of the Company are the Audit and Security Committee and Executive Compensation and Retirement Committee. The board of directors of the Company has no standing nominating committee or other committee performing a similar function.

     During 1996, the Audit and Security Committee was composed of David Perdue, Lara F. Hutt, III, Adam B. Robinson, Sr. (non-voting Advisory Director), Mary Pringos (Director of Simmons First National Bank), Beverly Morrow (Director of Simmons First National Bank), N. Casey Jones (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director). This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 1996, this Committee met 12 times.

     The Executive Compensation and Retirement Committee,  which was composed of
C. Ramon Greenwood, Harry L. Ryburn, David R. Perdue, Adam B. Robinson, Sr. (non-voting Advisory Director), N. Casey Jones (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director) during 1996, fixes the compensation of executive officers of the Company, adopts the salary programs for other personnel and administers the retirement and employee benefit plans of the Company. During 1996, the Executive Compensation and Retirement Committee met 6 times.

     The Board of Directors of the Company met 13 times during 1996, including regular and special meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of all committees on which such director served.

Certain Transactions

     From time to time the Bank, Simmons First Bank of South Arkansas, Simmons First Bank of Jonesboro, Simmons First Bank of Dumas and Simmons First Bank of Northwest Arkansas, banking subsidiaries of the Company, have made loans and other extensions of credit to directors, officers, their associates and members of their immediate families, and from time to time directors, officers and their associates and members of their immediate families have placed deposits with these banks. These loans, extensions of credit and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Director Compensation

     The table below sets forth the schedule of compensation of Directors of the Company and its subsidiaries.

     Entity                          Monthly Retainer    Meeting Fee(1)
Simmons First National Corporation
  Board of Directors                       $300               $100
  All Committees                              0                100

Simmons First National Bank
  Board of Directors                       $300               $100
  Senior Loan Committee                     400(2)               0
  Agricultural Loan Committee               100                 50
  All Other Committees                        0                100

Simmons First Bank of Jonesboro
  Board of Directors                       $  0               $100
  All Committees                           $  0               $100

Simmons First Bank of South Arkansas
  Board of Directors                       $100               $  0
  All Committees                              0                100

Simmons First Bank of Dumas
  Board of Directors                       $250               $  0
  All Committees                              0                  0

Simmons First Bank of Northwest Arkansas
  Board of Directors                       $150               $100
  All Committees                              0                100
-------------------

     1 Only Simmons First Bank of South Arkansas pays meeting fees to directors who are also officers of that bank. All entities pay meeting fees based upon meetings attended, except Simmons First Bank of South Arkansas, which pays based upon scheduled meetings.

     2 The monthly retainer is payable only to directors on the committee who are not officers of the bank.


                      EXECUTIVE COMPENSATION

     The tables below set forth the compensation for 1994, 1995 and 1996 of the Chief Executive Officer and the three highest paid executive officers of the Company, being the only executives whose total cash compensation exceeded $100,000 during 1996.

                           Summary Compensation Table

                                                                 Long-Term
                       Annual Compensation                      Compensation
                                              Other
                                              Annual       Securities     All Other
Name and                                      Compen-      Underlying      Compen-
Principal                                     sation2       Options/       sation3
Position           Year  Salary($)  Bonus($)1    ($)          SARs (#)         ($)


J. Thomas May,     1996  $250,000   $55,855    $10,300             0         $64,554
Chief Executive    1995  $250,000   $32,250    $10,600        15,000         $60,048
Officer            1994  $232,000   $27,950    $10,400         7,500         $57,576

Donald W. Stone,   1996  $132,752   $22,171    $ 6,100             0         $60,867
Chairman, Simmons  1995  $132,752   $22,000    $ 6,000             0         $37,293
First Bank of      1994  $128,885   $14,300    $ 6,000             0         $16,399
Jonesboro

Barry L. Crow,     1996  $118,037   $27,714    $   800         3,000         $ 9,286
Executive Vice     1995  $118,037   $18,750          0         4,500         $ 7,374
President          1994  $114,599   $16,250          0             0         $ 8,338

John L. Rush,      1996  $103,098   $21,163    $ 9,700         3,000         $ 8,049
Secretary          1995  $103,098   $13,875    $ 9,600         3,000         $ 6,367
                   1994  $100,095   $12,025    $ 9,700             0         $ 7,115
----------------------

 1 The Bonuses shown in this column are earned and paid pursuant to the Simmons First National Corporation Incentive Compensation Program, which is more fully described in the Compensation Committee Report on Executive Compensation.

 2 Fees paid to Directors and the Secretary for attendance at meetings of the Board of Directors of the Company and its subsidiaries.

 3 For 1996, this category includes for Mr. May contribution to the ESOP, $6,544, the Company's matching contribution to the Section 401(k) Plan, $1,875, the accrual to his deferred compensation agreement, $54,785 and life insurance premiums, $1,350; for Mr. Stone contribution to the ESOP, $6,544, the Company's matching contribution to the Section 401(k) Plan, $1,875, the accrual to his deferred compensation agreement, $51,399 and life insurance premiums, $1,049; for Mr. Crow contribution to the ESOP, $6,387, the Company's matching contribution to the Section 401(k) Plan, $1,875, and life insurance premiums, $1,024; for Mr. Rush contribution to the ESOP, $5,557, the Company's matching contribution to the Section 401(k) Plan, $1,598, and life insurance premiums, $894. Certain additional personal benefits, including club memberships, are granted to officers of the Company, including the named executive officers; however, in the Company's estimation the value of such personal benefits to the named executive officers does not exceed the lesser of $50,000 or 10% of the aggregate compensation of any such officer. For 1995, this category includes for Mr. May contribution to the ESOP, $5,842, the Company's matching contribution to the Section 401(k) Plan, $950, the accrual to his deferred compensation agreement, $52,176 and life insurance premiums, $1,080; for Mr. Stone contribution to the ESOP, $5,842, the Company's matching contribution to the
Section 401(k) Plan, $972, the accrual to his deferred compensation agreement, $1,057 and life insurance premiums, $1,080; for Mr. Crow contribution to the ESOP, $5,301, the Company's matching contribution to the Section 401(k) Plan, $1,057, and life insurance premiums, $1,016; for Mr. Rush contribution to the ESOP, $4,574, the Company's matching contribution to the Section 401(k) Plan, $905, and life insurance premiums, $888. For 1994, this category includes for Mr. May contribution to the ESOP, $5,755, the Company's matching contribution to the Section 401(k) Plan, $1,500, the accrual to his deferred compensation agreement, $49,241 and life insurance premiums, $1,080; for Mr. Stone contribution to the ESOP, $5,755, the Company's matching contribution to the
Section 401(k) Plan, $1,875, the accrual to his deferred compensation agreement, $7,702 and life insurance premiums, $1,067; for Mr. Crow contribution to the ESOP, $5,546, the Company's matching contribution to the Section 401(k) Plan, $1,807, and life insurance premiums, $985; for Mr. Rush contribution to the ESOP, $4,717, the Company's matching contribution to the Section 401(k) Plan, $1,537, and life insurance premiums, $861.

Option Grants During the 1996 Fiscal Year

 The following Table provides information on option grants to the named executive officers during 1996.

                Option Grants in Last Fiscal Year(1)

                                              Individual Grants
                                                              Potential Realized
              Number of                                       Value at Assumed
             Securities  % of Total                           Annual Rates of
             Underlying  Options      Exercise                Stock Price
              Options    Granted to   or Base                 Appreciation For
              Granted    Employees    Price     Expiration    the Option Term
Name            (#)      Fiscal Year  ($/Sh)    Date          5%($)(2)   10%($)(2)

J. Thomas May      0        --         ---       ---            ---         ---

Donald W. Stone    0        --         ---       ---            ---         ---

Barry L. Crow    600      1.31%     $25.667    11/26/2001     $ 4,255     $ 9,402
                 600      1.31%     $25.667    11/26/2002     $ 5,238     $11,882
                 600      1.31%     $25.667    11/26/2003     $ 6,269     $14,610
                 600      1.31%     $25.667    11/26/2004     $ 7,353     $17,612
                 600      1.31%     $25.667    11/26/2005     $ 8,491     $20,913

John L. Rush     600      1.31%     $25.667    11/26/2001     $ 4,255     $ 9,402
                 600      1.31%     $25.667    11/26/2002     $ 5,238     $11,882
                 600      1.31%     $25.667    11/26/2003     $ 6,269     $14,610
                 600      1.31%     $25.667    11/26/2004     $ 7,353     $17,612
                 600      1.31%     $25.667    11/26/2005     $ 8,491     $20,913
-------------------

 1 No Stock Appreciation Rights ("SARs") were awarded during 1996.

 2 The sum in these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year End Option Values

 The following table sets forth information with respect to the named executive officers concerning unexercised options held as of December 31, 1996.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
Year End Option/SAR Values(1)

               Shares                 Number of Securities Underlying  Value of Unexercised
               Acquired     Value     Unexercised Options at FY-End    In-the-Money Options
               on Exercise  Realized  Options at FY-End (#)            at FY-End ($)(2)
Name              (#)         ($)     Exercisable/ Unexercisable       Exercisable/ Unexercisable

J. Thomas May    3,000      $45,311       22,500 / 16,500                $328,187 / $187,438
Donald W. Stone      0            0        4,500 / 0                     $ 78,188 / $0
Barry L. Crow        0            0        8,700 / 4,800                 $122,900 / $21,600
John L. Rush         0            0        8,100 / 3,900                 $119,000 / $16,800
--------------------

 1  The Company has no outstanding SARs.

 2 The Values are computed using $27.00, the closing price for the Company's stock on December 31, 1996 and are adjusted for the 50% stock dividend paid on December 6, 1996.

Performance Graph

     The graph below shows a comparison of the cumulative total shareholder return (assuming reinvestment of dividends), as of December 31 of each year, for the Common Stock, the S&P 500 Index and the NASDAQ Bank Stock Index, assuming a $100 investment on December 31, 1991.

     Note: The results shown on the graph below is not indicative of future price performance.

            Comparison of Cumulative Five Year Total Return
               SFNC, S&P 500 Index and NASDAQ Bank Index

             1991      1992      1993      1994      1995     1996

SFNC         $100      $176      $219      $187      $253     $343
S&P 500      $100      $108      $118      $120      $165     $203
NASDAQ Bank  $100      $146      $166      $165      $246     $326



Deferred Compensation and Change in Control Arrangements

     Two of the five individuals named above (J. Thomas May and Donald W. Stone) are each a party to a deferred compensation agreement, under the terms of which Simmons First National Bank, in the case of May, and Simmons First Bank of Jonesboro, in the case of Stone, agrees to pay to each such individual, upon normal retirement at age 65, or upon death or disability prior to age 65, a monthly sum of deferred compensation equal to one twelfth (1/12) of fifty percent (50%) of the final average compensation (the average compensation paid to the individual by the employer for the most recent five consecutive calendar years), less the accrued monthly benefit to such individual under the deferred annuity received upon the termination of the Company's pension plan; such payments begin the month following retirement and continue for 120 consecutive months or until the individual's death, whichever shall occur later.

     Further, the deferred compensation agreements provide that, in the event of a change of control of the Company and the subsequent separation from service of the officer, eligibility to receive payments under the Agreement will be accelerated. In such circumstance, if the officer has attained age 60, the officer is entitled to commence receiving the specified monthly payments under the agreement immediately after separation from service, without any actuarial reduction due to age. If the officer has not attained age 60, the officer is entitled to immediately commence receiving 72 monthly payments equal to one twelfth (1/12) of fifty (50%) percent of the final average compensation, less the accrued monthly benefit to such individual then payable under the annuity received pursuant to the termination of the Company's pension plan.

Compensation Committee Interlocks and Insider Participation

     During 1996, the Executive Compensation and Retirement Committee was composed of C. Ramon Greenwood, David R. Perdue, Harry L. Ryburn, Adam B. Robinson, Sr. (non-voting Advisory Director), N. Casey Jones (non-voting Advisory Director), and Louis L. Ramsay, Jr. (non-voting Advisory Director). None of these individuals were employed as officers or employees of the Company during 1996. Prior to retirement in 1983, Louis L. Ramsay, Jr. was previously employed by the Company in various capacities, including Chief Executive Officer.

Compensation Committee Report on Executive Compensation

     The Executive Compensation and Retirement Committee issued the following report on the general guidelines for executive compensation and the bases for establishing the compensation of the Chief Executive Officer:

General Compensation Guidelines for Executive Officers

     The Company and its subsidiaries in establishing executive compensation, analyze four aspects of total compensation: Salary, Incentive Compensation, Stock Options and Retirement Compensation.

     The Company, after consultation with a compensation consultant, established job grades and determined the value of each job within the Company. Subject to adjustment for unique factors affecting the job or the executive, the Company generally targets the midpoint of the market salary range, as adjusted annually, as the guide for salaries for executive officers, who are satisfactorily performing their duties. However, in spite of performance which the committee believes to be exemplary, the salary of the Chief Executive Officer and the Chairman of the Company has been and is significantly below the midpoint of the market compensation ranges for this position.

     The Simmons First National Corporation Incentive Compensation Program provides compensatory incentives for executive officers to reinforce achievement of the financial goals of the Company, its subsidiary banks and the participating executives. At the beginning of each year, participating executives are allocated incentive points, which are the basis of the executive's participation within the program. Annually, performance thresholds are established for the Company (net income threshold), each of the subsidiary banks (net income threshold) and each of the participating executive officers (thresholds based upon actual department income and expense factors versus budgeted items). Incentive compensation is payable under the Plan for a fiscal year only if (1) the Company satisfied an applicable threshold, (2) the entity employing the executive satisfied an applicable threshold and (3) the executive satisfied at least 75% of the applicable individual threshold. Performance by the Company and the subsidiary banks above the thresholds may proportionately increase the compensation of each incentive point.

     The Company maintains an incentive stock option plan for additional incentive compensation to certain executive officers. The Plan provides an incentive for the participating executive officers to enhance the long term financial performance of the Company and the value of the Common Stock. Participation under this Plan has been offered to those executive officers whose long term employment and job performance can significantly affect the continued profitability of the Company and its subsidiary banks.

     The Company also maintains an Employee Stock Ownership Plan and a Section 401(k) Plan to provide retirement benefits for substantially all of its employees, including its executive officers. In addition, two of the subsidiary banks have deferred compensation agreements for certain of the executive offices, as a supplement to the retirement benefits available under the other plans. These agreements provide for a monthly benefit at age 65, or earlier upon death or disability, equal to 50% of the average monthly compensation of the executive officer during the prior five years and provides certain benefits, in the event of a change in control of the Company and the subsequent separation from service by the executive officer.

Bases for the Chief Executive Officer's Compensation

     The salary and retirement benefits provided to the Chief Executive Officer is set by the Executive Compensation and Retirement Committee and approved by the Board of Directors, after an examination of the annual market analysis provided by the compensation consultant retained by the Company. The Committee has historically emphasized incentive compensation for the Chief Executive Officer, through the incentive compensation program and stock option grants.

     The Chief Executive Officer was allocated 550 points in the incentive compensation program. His threshold of performance was based upon the net income of the Company (60%) and Simmons First National Bank (40%). The Company met its performance threshold for 1996. Based upon the 1996 performance of the Company, the compensation value of each of his points was $101.55. The incentive compensation earned by the Chief Executive Officer under this Program was $55,855.

          EXECUTIVE COMPENSATION & RETIREMENT COMMITTEE

 Harry L. Ryburn, Chairman     Louis L. Ramsay, Jr.     C. Ramon Greenwood
 N. Casey Jones                Adam B. Robinson, Sr.    David R. Perdue


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers of any company registered under that Act to file statements on SEC Forms 3, 4 & 5 with the Securities and Exchange Commission, showing their beneficial ownership in securities issued by such company. Based upon a review of such statements by the directors and officers of the Company for the preceding fiscal years, provided to the Company by such persons, the Company has identified the following persons who failed to timely file the required statements during the preceding fiscal year: Form 4 (filed late): J. Thomas May; Form 5 (filed late): J. Thomas May, Donald W. Stone, Ben Floriani, Barry Crow, John L. Rush, James P. Powell, Rick Tremblay, Joe Mills, and Dennis Ferguson.

     The Form 4 of Mr. May which was filed late was partially due to an oversight in the compliance monitoring program concerning the exercise of incentive stock options. The Form 5's referred to above were filed 6 days late due to the delayed receipt of certain information concerning qualified retirement plans required for completion. During 1997, the Company has modified its compliance monitoring system which it expects to better monitor and assist directors and officers in complying with the requirements of Section 16(a). To the best knowledge of the Company, all required reports have been filed as of the date hereof.


             PROPOSAL TO REDUCE THE PAR VALUE OF THE
             CLASS A COMMON STOCK OF THE CORPORATION

     The third item to be acted upon is the approval of an amendment to the Articles of Incorporation of the Company reducing the par value of the Class A Common Stock of the Company from $5.00 to $1.00. The Board of Directors, at its February 24, 1997 meeting, approved such an amendment to the Articles of Incorporation, by amending the first paragraph of Article Fourth of the Articles of Incorporation to read as follows:

          FOURTH: The authorized capital stock of this Corporation shall consist of 10,000,000 shares of Class A common stock having a par value of $1.00 per share; 300 shares of Class B common stock having a par value of $1.00 per share; 50,000 shares of Class A preferred stock having a par value of $100.00 per share; 50,000 shares of Class B preferred stock having a par value of $100.00 per share; all with the powers, privileges, incidents, preferences and limitations hereinafter set forth:

     Certain taxes which are assessed upon the Company are computed upon the aggregate par value of the outstanding stock of the Company. Management estimates that the adoption of the proposed amendment and the reduction in the aggregate par value of the Company's common stock may reduce the Company's tax liability by as much as $60,000 per year based upon current tax rates and the number of shares of common stock of the Company currently outstanding.

     The amendment, if adopted, will not change or affect the number of shares of Class A Common Stock of the Company outstanding or the number of such shares held by any shareholder. The change in par value will cause technical changes in the balance sheet as to the amounts shown as "Common stock stated value" and "Capital surplus" thereon. Specifically, the amount shown as Common Stock stated value will be reduced from $5.00 times the number of shares of Class A Common Stock outstanding to $1.00 times the number of such shares outstanding, while capital surplus will be increased in the same amount by which Capital Stock stated value is reduced. Total Stockholders equity will not change or be affected by the proposed amendment.

     To illustrate the effect that the proposed amendment would have on the balance sheet of the Company, the following shows the "Capital stock stated value" and "Capital surplus", as of December 31, 1996, as shown in the financial statements of the Company and as such items would have been adjusted had the proposed amendment been in effect on December 31, 1996:

                                 December 31, 1996     Adjusted

Common Stock Stated Value          $28,527,000         $ 5,705,000
Capital Surplus                    $22,040,000         $44,862,000
                                   $50,567,000         $50,567,000

     The Board of Directors proposes to amend the Articles of Incorporation as set forth above and to restate the Articles of Incorporation of the Company with such amendment. The Board of Directors believes that it is in the best interests of the Company and its stockholders to reduce the par value of its outstanding common stock.

     If authority to amend and restate the articles is granted by the stockholders at the Shareholders' Meeting, management intends to file the Amended and Restated Articles of Incorporation immediately following such approval, and the Amended and Restated Articles of Incorporation will become effective upon filing with the Arkansas Secretary of State.

ADOPTION OF THIS PROPOSAL AND THE PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A
MAJORITY OF THE SHARES OF COMMON STOCK OF SFNC ELIGIBLE TO VOTE AT THE SHAREHOLDERS' MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.


        APPROVAL OF THE SIMMONS FIRST NATIONAL CORPORATION
                  EXECUTIVE STOCK INCENTIVE PLAN

     The fourth item to be acted upon at the annual meeting is a proposal to approve the Simmons First National Corporation Executive Stock Incentive Plan (the "Plan"), which has the purpose, among others, of supplementing the Simmons First National Corporation Incentive and Non-qualified Stock Option Plan ("Existing Plan") adopted in 1990. The Existing Plan has only 1,500 shares (plus any shares related to outstanding options which terminate or lapse) remaining to be granted, and therefore has practically served its purpose and usefulness to the Company. The number of shares reserved for issuance under the Plan (subject to adjustment for changes in capitalization and certain unusual or non-recurring events) is 145,000 shares of Class A Common Stock. The Plan also provides that shares subject to terminated options granted under it again become available for grant, except when terminated upon the exercise of a tandem stock appreciation right. The Board of Directors of the Company, at its February 24, 1997 meeting, approved the Plan, which is by its terms subject to shareholder approval.
     The Plan states that its purposes are to retain employees with a high degree of training, experience, and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. The Plan gives the Board of Directors, which will administer it, a high degree of authority and discretion, including selecting participants from time to time from among the employees of the Company, its affiliates and subsidiaries and determining the nature and amount of the awards to them. Consequently the benefits or amounts that will be allocated or received under the Plan or which would have been allocated or received had the Plan been in effect for 1996 cannot currently be determined.

     The Plan provides for the grant of incentive stock options, non-qualified stock options and stock appreciation rights ("SARs") covering up to 130,000 shares. It also provides for the grant of up to 15,000 shares of restricted stock ("Bonus Shares").

     The exercise price for any which qualifies as an "incentive stock option" may not be less than the fair market value of the stock subject to the option on the date of the grant. The Plan contains no limitation upon the price at which non-qualified options may be granted. Upon exercise, the price must be paid in full either in cash or in previously acquired shares or a combination thereof. No option shall be exercisable after the tenth anniversary of its grant and no award under the Plan may be granted after February 24, 2007. The closing per share price of the Common Stock on the NASDAQ Stock Market's National Market on February 28, 1997 was $27.0625.

     With respect to an option granted under the Plan which qualifies as an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code, for federal income tax purposes, no income is recognized by the optionee when such option is granted or exercised pursuant to the Plan and the Corporation recognizes no income or deduction upon such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be a tax preference item in the year of exercise, for purposes of the alternative minimum tax imposed by section 55 of the Internal Revenue Code. Generally, an optionee's basis in the shares received upon exercise of an option (the "option shares") will be the exercise price paid by him for the option shares. However, for purposes of calculating alternative minimum taxable income in the year the option shares are sold, the basis of such option shares is increased to the fair market value of the stock at the time of exercise.

     If an optionee does not dispose of option shares within the later of two years from the date of option grant or one year after the transfer of the option shares to the optionee (the "holding period"), any gain or loss upon disposition of the option shares will be treated, for federal income tax purposes, as long-term capital gain or loss, as the case may be. A "disposition" includes a sale, exchange, gift or other transfer of legal title. If the option shares are disposed of within the holding period, all or part of the gain, if any, will be characterized as ordinary income depending upon the relative amount of the sale price of the option shares as compared with the exercise price of the option shares. Any loss resulting from the disposition of option shares within the holding period will be long-term or short-term capital loss depending upon how long the shares were held before the disposition. Ordinary income received on account of a disposition of option shares within the holding period will be treated as additional compensation which is subject to federal income tax withholding and employment tax provisions and which is a deductible expense for the Company.

     With respect to an option which does not qualify as an incentive stock option within the meaning of Internal Revenue Code section 422 (a "non-qualified option"), for federal income tax purposes, no income is recognized by the optionee when such option is granted pursuant to the Plan and the Company recognizes no income or deduction upon such grant. Upon exercise of a non-qualified option, the difference between the fair market value of the shares acquired at the time of exercise (the "option shares") and the option price of such shares will be treated for federal income tax purposes as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Company will receive a corresponding tax deduction. An optionee's basis in option shares will be the fair market value thereof on the date of exercise. Generally, subsequent sales of such shares will result in recognition of capital gain or loss, which may be long-term or short-term, depending on how long the option shares were held before the disposition. Special rules apply for purposes of determining the amount of ordinary income upon disposition of option shares in the case of persons subject to section 16(b) of the Securities Exchange Act of 1934.

     With respect to SARs granted under the Plan, cash amounts received upon exercise of a SAR will be treated for federal income tax purposes as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Corporation will receive a corresponding tax deduction. With respect to SARs exercised for stock, a participant will recognize income, for federal income tax purposes, upon the removal of any restrictions with respect to the shares, in an amount equal to the fair market value of the shares that are unconditionally vested on that date. Such income will be treated as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Company will receive a corresponding tax deduction. The participant's basis will be the greater of the fair market value of the stock on the date the shares are transferred or the date, if any, that the restrictions are removed.

     With respect to Bonus Shares, generally, absent an election by the participant described below, there will be no federal income tax consequences to either the participant or the Company upon the grant of the Bonus Shares. A participant will recognize income, for federal income tax purposes, at the time that the restrictions with respect to any portion of the Bonus Shares are removed, in an amount equal to the fair market value of the shares that are unconditionally vested on that date. Such income will be treated as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Company will receive a corresponding tax deduction. Prior to the removal of restrictions with respect to an award, a participant's basis in the stock is the amount, if any, he is required to pay for the stock. Upon removal of the restrictions, the participant's basis will be the fair market value of the stock on the date the restrictions are removed.

     A participant may elect to recognize ordinary income in the taxable year in which the Bonus Shares are granted, in an amount equal to the fair market value of all shares of restricted stock awarded to the participant (notwithstanding the restrictions with respect to such stock) on the date of the award. Thereafter, any subsequent appreciation or depreciation of the stock will be treated as capital gain or loss, as the case may be, which is recognized upon disposition of the stock. Such election must be made within the time limits set forth in the Internal Revenue Code.

     The Plan may be amended in any manner by the Board of Directors, subject to shareholder approval to meet any applicable securities law provisions. It also provides that all stock options shall become immediately exercisable and all restrictions on Bonus Shares shall terminate in the event of a "change in control."

ADOPTION OF THIS PROPOSAL to APPROVE THE PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF COMMON STOCK OF SFNC ELIGIBLE TO VOTE AT THE SHAREHOLDERS' MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.


         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Baird, Kurtz & Dobson served as the Company's auditors in 1996 and has been selected to serve in 1997. Representatives of Baird, Kurtz & Dobson are expected to be present at the shareholders meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.


                       FINANCIAL STATEMENTS

     The annual report of the Company and its subsidiaries for the year ended December 31, 1996, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.


     Upon written request by any shareholder addressed to Mr. John L. Rush, Secretary, Simmons First National Corporation, P. O. Box 7009, Pine Bluff, Arkansas, 71611, a copy of the Company's annual report for 1996 on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, will be furnished without charge.


                PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 1998 annual meeting of the shareholders of the Company must be received by the Company at its principal executive offices on or prior to November 21, 1997, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.


                          OTHER MATTERS

     Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ John L. Rush
John L. Rush, Secretary
Pine Bluff, Arkansas
March 21, 1997

                                   APPENDIX A
                                  FORM OF PROXY

                      ANNUAL MEETING OF SHAREHOLDERS
                    SIMMONS FIRST NATIONAL CORPORATION

(1)  PROPOSAL TO FIX NUMBER OF DIRECTORS AT TEN

          ____ FOR     _____ AGAINST    _____  ABSTAIN

(2)  ELECTION OF DIRECTORS: (mark only one box)

       ____ FOR ALL NOMINEES

       ____ WITHHOLD AUTHORITY FOR ALL NOMINEES

       ____ WITHHOLD AUTHORITY FOR CERTAIN NOMINEES below whose names have been lined through

        W. E. Ayres           George A. Makris, Jr.       Dr.Harry L. Ryburn
        Ben V. Floriani       J. Thomas May               Donald W. Stone
        C. Ramon Greenwood    David R. Perdue             Henry F. Trotter, Jr.
        Lara F. Hutt, III

(3) To amend the Articles of Incorporation to reduce the par value of the Class A Common Stock of the Company from $5.00 per share to $1.00 per share.

          ____ FOR     _____ AGAINST    _____  ABSTAIN

(4) To ratify adoption of the Simmons First National Corporation Executive Stock Incentive Plan; and

       ____ FOR     _____ AGAINST    _____  ABSTAIN

(5) Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The undersigned hereby constitutes and appoints Jane Roe Buckley, Eugene Hunt and William C. Bridgforth, as Proxies, each with the power of substitution, to represent and vote as designated on this proxy all shares of the common stock of Simmons First National Corporation held of record by the undersigned on February 28, 1997, at the Annual Meeting of Shareholders to be held on Tuesday, April 22, 1997, at 7:45 P.M., and any adjournment thereof. This proxy when properly executed, will be voted as directed. IF NO DIRECTION, IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

The undersigned acknowledge receipt of this ballot, Notice of Annual Meeting, Proxy Statement and Annual Report.


-----------------------------------                   ------------

-----------------------------------                   ------------
Signature(s) of Shareholders(s)                         Date

IMPORTANT: Please date this proxy and sign your name exactly as your name appears and return promptly in the envelope provided.

Shares:___________                                 Ballot No.:___________


           NOTE: Dinner reservations may be made on the back of this form



                  SIMMONS FIRST NATIONAL CORPORATION

                         PINE BLUFF, ARKANSAS

Please make reservations for the shareholder's dinner on April 22, 1997, at 6:30 p.m., at the Pine Bluff Convention Center Banquet Hall.

_______________    I will attend.

_______________    A guest and I will attend.

_______________    I will not attend.